EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under caption “Experts” in the Registration Statement on Form F-1 and related Prospectus of FreeSeas Inc. for the registration of 1,839,721 shares of its common stock and to the incorporation by reference therein of our report dated May 4, 2012, with respect to the consolidated financial statements of FreeSeas Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

June 29, 2012

Athens, Greece